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                                                                    EXHIBIT 23.5

                       [RYDER SCOTT COMPANY LETTERHEAD]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to (i) the incorporation by reference in the prospectus (the "Prospectus") constituting a part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve report relating to the proved oil and natural gas reserves and future net revenues of oil and natural gas reserves of the Company as of June 30, 1998 with respect to the Morgan Properties (as defined in the Prospectus) and all references to such report letters and/or this firm in such Prospectus and (ii) further consent to our being named as an expert therein in the section titled "Experts."



                                             /s/ Ryder Scott Company
                                             -----------------------
                                                 Petroleum Engineers
                                             -----------------------

                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS



September 22, 1998